Exhibit 99.l

         Muzak Holdings LLC Announces Fourth Quarter Results


    FORT MILL, S.C.--(BUSINESS WIRE)--March 23, 2007--Muzak Holdings LLC ("Muzak" or the "Company"), the leading provider of business music services in the United States, today announced financial results for the quarter and year ended December 31, 2006.

    Music and other business services revenue for the quarter ended December 31, 2006 was $47.9 million, a 1.8% increase, compared to $47.1 million for the quarter ended December 31, 2005. Equipment sales and related services revenue increased to $16.8 million in the quarter ended December 31, 2006 as compared to $15.7 million in 2005. As a result, total revenue for the quarter ended December 31, 2006 was $64.7 million, a 3.0% increase, compared to $62.8 million for the quarter ended December 31, 2005.

    The Company evaluates its operating performance using several measures, two of them being EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) and EBITDA as defined in our indentures, of which the primary difference is the exclusion of non-cash items. Since EBITDA as defined in the indentures is used to determine our ability to incur additional indebtedness, the Company believes it provides useful information to our investors. EBITDA was $16.7 million for the quarter ended December 31, 2006, an increase of $0.4 million or 2.7% as compared to $16.3 million in the quarter ended December 31, 2005. EBITDA as defined in our indentures, which excludes non-cash items, was $17.0 million for the quarter ended December 31, 2006 as compared to $16.8 million in the 2005 period. The non-cash items excluded were comprised of the write-off of capitalized installation labor upon client contract terminations of $0.3 million and $0.5 million in the quarters ended December 31, 2006 and 2005, respectively.

    For the twelve months ended December 31, 2006, the Company had music and other business services revenue of $190.3 million, total revenue of $248.6 million and EBITDA of $61.8 million, representing increases of 1.1%, 0.7% and 12.9%, respectively, versus the comparable 2005 period. EBITDA as defined in our indentures was $63.5 for the twelve months ended December 31, 2006, an increase of $4.0 million or 6.6% as compared to $59.5 in the 2005 comparable period.

    For the twelve months ended December 31, 2006 EBITDA reflects the recent write off of $2.0 million for implementation and design costs associated with the Company's decision to forego implementation of a new enterprise resource planning ("ERP") system. This write off was recorded in the third quarter of 2006 and is included in selling, general and administrative expenses for the twelve months ended December 31, 2006. For the twelve months ended December 31, 2005, EBITDA and EBITDA as defined in our indentures include a $1.0 million settlement charge relating to the DMX lawsuit and associated legal expenses of $0.6 million.

    EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. Net loss for the quarter ended December 31, 2006 was $8.3 million as compared to $9.5 million in the prior year. See attached reconciliation from net loss to EBITDA and to EBITDA as defined by the indentures.

    The Company generated a net cash increase of $1.1 million and $3.0 million for the three and twelve month periods ended December 31, 2006, respectively, versus a net cash increase of $0.6 million and a usage of $15.6 million for the three and twelve month period ended December 31, 2005, respectively. The fourth quarter 2006 represents the fifth consecutive quarter of positive cash flow. The cash flow improvement on a year-over-year basis is partially attributable to lower capital investments and the implementation of a standardized pricing initiative, which were both key components of our revised business plan announced on June 24, 2005. The net investment made in new subscriber locations was $7.0 million for the quarter ended December 31, 2006. This investment is comprised of a gross investment of $7.8 million offset by $0.8 million of installation revenue received. This represents a 21% reduction to the fourth quarter 2005 net investment, which was $9.0 million.

    On March 16, 2007, the Company amended its existing Term Loan Facility by extending the maturity date from April 2008 to January 2009 and reducing the applicable margin rate by 1%. This amendment will reduce the Company's interest expense by approximately $1.0 million over the extended period.

    In a company-wide communication, CEO Stephen Villa said, "this dramatic improvement--achieved in a relatively short period of time--could not have been accomplished without the efforts and contributions of every department in the Company. I thank all Muzak employees for the achievement of this milestone as well as for the operational momentum that we continue to experience."

    Muzak Holdings LLC will have a conference call on March 23, 2007 at 10:30 a.m. (Eastern Standard Time) to discuss fourth quarter results. The call in number is 1-800-756-4697 and the access code is 8141. A replay of the call will be available for one week beginning at 10:30 a.m. on March 26, 2007. The replay number is 1-800-756-3819 and the access code is 224270.

    As the world's leading provider of business music, Muzak creates experiences that reach more than 100 million people daily. Some of the biggest brands in business, from Aveda to Sur La Table to Boeing, work with Muzak to enhance their brand image. More than 80 core music programs and an endless variety of custom programs are distributed through a national network of sales and service locations, from Muzak's library of approximately 2 million tracks. For more information, visit www.muzak.com.

    The above statements include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate," "believe," "intend," "expect," "could," "may," "will" and similar expressions and include references to assumptions that the Company believes are reasonable and relate to our future prospects, developments and business strategies. Forward-looking statements involve risks and uncertainties, including, but not limited to those related to the Company's substantial leverage and debt service requirements, restrictions imposed by the terms of the Company's indebtedness, our history of net losses, our lack of readily available funds to borrow, our dependence on satellite delivery of our products, our dependence on third parties to license music rights, possible disruption poised by new business strategies and initiatives, the impact of natural disasters on our client locations and our support facilities, future capital requirements, the impact of competition and technological change, the availability of cost-effective programming, the impact of legislation and regulation, our dependence on the contributions of key personnel, the ability to control or impact client cancellations, potential conflicts poised by the significant ownership stake of our controlling equity holder, risks associated with the effect of general economic conditions and the other factors discussed in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to update these forward-looking statements.


                          Muzak Holdings LLC
                         Financial Highlights
----------------------------------------------------------------------
                  (unaudited, dollars in thousands)

                               Quarter Ended

                          12/31/2006  12/31/2005  % Change  9/30/2006
                          ----------- ----------- --------- ----------
Selected Operations Data

Revenues
 Music and Other Business
  Services                $   47,931  $   47,093       1.8% $  47,743
 Equipment Sales and
  Related Services            16,766      15,707       6.7%    15,218
                          ----------- ----------- --------- ----------
  Total Revenues              64,697      62,800       3.0%    62,961
                          ----------- ----------- --------- ----------

Cost of Revenues
 Music and Other Business
  Services                    11,277      10,929       3.2%    11,749
 Equipment Sales and
  Related Services            16,068      15,090       6.5%    14,928
                          ----------- ----------- --------- ----------
  Total Cost of Revenues      27,345      26,019       5.1%    26,677
                          ----------- ----------- --------- ----------

Selling, General and
 Administrative Expenses
 (1)                          21,011      20,576       2.1%    21,698
                          ----------- ----------- --------- ----------

Other (income) expense          (365)        (57)    540.4%      (270)
                          ----------- ----------- --------- ----------

 EBITDA (3)               $   16,706  $   16,262       2.7% $  14,856
                          =========== =========== ========= ==========
   EBITDA Margin                25.8%       25.9%                23.6%


Other financial data

 EBITDA per the
  indentures              $   17,052  $   16,796            $  15,228
 Muzak LLC Interest
  Expense                     11,958      11,634               11,873
 Muzak Holdings LLC
  Interest Expense            12,773      12,449               12,688
 Muzak LLC Net Debt to
  EBITDA (4)                    6.19x       6.34x                6.94x
 Muzak Holdings LLC Net
  Debt to EBITDA (4)            6.54x       6.70x                7.34x

Balance sheet data (end
 of period)

 Cash Balance (5)         $   20,813  $   17,716            $  19,692
 Muzak LLC Total Debt (6)    441,198     441,851              440,988
 Muzak Holdings LLC Total
  Debt (6)                   465,443     466,096              465,233


                          Muzak Holdings LLC
                         Financial Highlights
----------------------------------------------------------------------
                  (unaudited, dollars in thousands)

                                       Twelve months ended

                                     12/31/2006  12/31/2005  % Change
                                     ----------- ----------- ---------
Selected Operations Data

  Revenues
    Music and Other Business
     Services                        $  190,338  $  188,235       1.1%
    Equipment Sales and Related
     Services                            58,262      58,690      -0.7%
                                     ----------- ----------- ---------
      Total Revenues                    248,600     246,925       0.7%
                                     ----------- ----------- ---------

  Cost of Revenues
    Music and Other Business
     Services                            45,346      41,948       8.1%
    Equipment Sales and Related
     Services                            58,655      56,770       3.3%
                                     ----------- ----------- ---------
      Total Cost of Revenues            104,001      98,718       5.4%
                                     ----------- ----------- ---------

      Selling, General and
       Administrative Expenses (1)       83,581      89,316      -6.4%
                                     ----------- ----------- ---------

  Restructuring Charges (2)                 339       1,717     -80.3%
  Other (income) expense                 (1,149)       (346)    232.1%
  Loss on early extinguishment of
   debt                                       -       2,735         -
                                     ----------- ----------- ---------

  EBITDA (3)                         $   61,828  $   54,785      12.9%
                                     =========== =========== =========
    EBITDA Margin                          24.9%       22.2%

  EBITDA per the indentures          $   63,510  $   59,524

  (1)Selling, general and administrative expenses include non-cash amortization and impairment of capitalized commissions of $4.6 million and $4.2 million for the quarter ended December 31, 2006 and 2005, respectively and $16.9 million and $17.6 million for the twelve months ended December 31, 2006 and 2005, respectively.

     Selling, general, and administrative expenses includes $0.3 million and $1.7 million in capitalized labor impairment charges for the quarter and twelve months ended December 31, 2006, respectively and includes $0.5 million and $1.7 million in capitalized labor impairment for the quarter and twelve months ended December 31, 2005, respectively.

     Selling, general, and administrative expenses include $2.0 million write-off of ERP system for the twelve months ended
      December 31, 2006.

     Selling, general, and administrative expenses for the twelve months ended December 31, 2005 includes a $1.0 million charge for the settlement with DMX Music, Inc. and associated legal expenses of $0.6 million, as well as a $1.7 million impairment charge on a note receivable.

  (2)Restructuring charges for the twelve months ended December 31, 2006 include $0.3 million of severance relating to implementation of a field management reorganization implemented in January 2006.

     Restructuring charges for the twelve months ended December 31, 2005 include $0.9 million of severence relating to the implementation of the revised business plan of June 24, 2005 and include $0.8 million impairment of lease obligations due to excess capacity in certain field office locations.

  (3)Represents net income before interest, income tax benefit (expense), depreciation and amortization. The Company evaluates performance using several measures, one of them being EBITDA as defined by our Senior Discount Notes, Senior Subordinated Notes, and Senior Notes indentures (the "Notes"). EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. However, management believes that EBITDA provides useful information because EBITDA as defined by our Notes indentures is used to determine our ability to incur additional indebtedness. The following tables provides a reconciliation from net income to EBITDA and to EBITDA as defined in the Notes.

                                              Three months ended
      (dollars in thousands)              Q4 2006   Q4 2005   Q3 2006
                                         --------- --------- ---------
      Net Loss                            $(8,332)  $(9,548) $(10,433)
      Interest expense                     12,773    12,449    12,688
      Taxes                                  (169)     (114)      (78)
      Depreciation and amortization        12,434    13,475    12,679
                                         --------- --------- ---------
      EBITDA                               16,706    16,262    14,856
                                         --------- --------- ---------
      Non-cash items                          346       534       372
                                         --------- --------- ---------
      EBITDA pursuant to the Notes        $17,052   $16,796   $15,228
                                         ========= ========= =========

                                         Twelve months ended
      (dollars in thousands)              Q4 2006   Q4 2005
                                         --------- ---------
      Net Loss                           $(39,255) $(48,557)
      Interest expense                     50,488    48,273
      Taxes                                  (411)     (209)
      Depreciation and amortization        51,006    55,278
                                         --------- ---------
      EBITDA                               61,828    54,785
                                         --------- ---------
      Non-cash items                        1,682     4,739
                                         --------- ---------
      EBITDA pursuant to the Notes        $63,510   $59,524
                                         ========= =========

 (4) Reflects Total Debt described in (6) below less unrestricted cash divided by EBITDA per the Notes on a Last Quarter Annualized Basis.

 (5) Cash balance includes restricted cash of $1.7 million, which was used to cash collateralize letters of credit.

 (6) Total Debt excludes $1.8 million of debt of a subsidiary that is non-recourse to the Company.

    CONTACT: Muzak Holdings LLC
             Dodd Haynes - Chief Financial Officer
             Marissa Ferrari - Media Relations
             803-396-3000